UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2009
TRICO MARINE SERVICES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-33402 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 16, 2009, Trico Shipping AS (“Trico Shipping”), a wholly owned subsidiary of Trico Marine Services, Inc. (“Trico”), as issuer, and certain of its affiliates, including Trico, as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. (the “Initial Purchaser”), pursuant to which Trico Shipping agreed to issue and sell $400,000,000 aggregate principal amount of its 11 7/8% Senior Secured Notes due 2014 (the “Notes”) to the Initial Purchaser. The Notes will be unconditionally guaranteed (the “Guarantees”) by the Guarantors, including Trico’s wholly owned subsidiary, Trico Supply AS (“Trico Supply”), and by Trico Supply’s subsidiaries (other than Trico Shipping) and parent companies, including Trico. The closing for the sale of the Notes is subject to customary conditions and is expected to occur on or about October 30, 2009. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Trico Shipping and the Guarantors, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.
     The Notes and the Guarantees will be issued pursuant to an indenture (the “Indenture”), to be dated as of the closing date, by and among Trico Shipping, the Guarantors, and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The obligations under the Notes, the Guarantees and the Indenture will be secured by a lien on the collateral to be described in the Indenture and set forth in the various security documents to be executed in connection therewith.
     The purchase price for the Notes is 96.393% of their principal amount. The estimated net proceeds from the issuance and sale of the Notes will be approximately $370.1 million after discounts, commissions and estimated offering expenses. Trico Shipping intends to use the net proceeds from the issuance and sale of the Notes to repay certain debt of Trico Supply and its subsidiaries, including Trico Shipping, that was outstanding on May 14, 2009.
     Under a Registration Rights Agreement to be entered into in connection with the closing, Trico Shipping and the Guarantors will agree to, among other things, register under the Securities Act of 1933, as amended (the “Securities Act”), notes (the “Exchange Notes”) having substantially identical terms to the Notes, as part of an offer to exchange freely tradeable Exchange Notes for the Notes.
     The Initial Purchaser intends to resell the Notes (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. The description of the Purchase Agreement in this Report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
Item 8.01 Other Events.
     On October 16, 2009, Trico issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
     The information filed in this Report, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or other securities referred to in this Report.
Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits

10.1	—	Purchase Agreement, dated October 16, 2009, by and among Trico Shipping AS, the guarantors party thereto and Barclays Capital Inc.

99.1	—	Press Release of Trico Marine Services, Inc. issued October 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
Chief Administrative Officer, Vice President and General Counsel
Dated: October 22, 2009

EXHIBIT INDEX

	(d)	Exhibits

10.1	—	Purchase Agreement, dated October 16, 2009, by and among Trico Shipping AS, the guarantors party thereto and Barclays Capital Inc.

99.1	—	Press Release of Trico Marine Services, Inc. issued October 16, 2009

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